UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  May 12, 2016
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdictionof Incorporation)	(Commission File No.)	(IRS Employer IdentificationNumber)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 12, 2016, Kingstone Companies, Inc. (the “Company”) issued a press release (the “Earnings Press Release”) announcing its financial results for the fiscal period ended March 31, 2016.  The Earnings Press Release also announced that the Company’s Board of Directors has declared a $.0625 per share quarterly dividend payable on June 15, 2016 to stockholders of record as of the close of business on May 31, 2016.  A copy of the Earnings Press Release is furnished as Exhibit 99.1 hereto.

The information in the Earnings Press Release is being furnished, not filed, pursuant to this Item 2.02.  Accordingly, the information in the Earnings Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this Report with respect to the Earnings Press Release is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report with respect to the Earnings Press Release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits:

Exhibit No.	Description
99.1	Press release, dated May 12, 2016, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: May 12, 2016	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
Chief Executive Officer